UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2012

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(800) 709-1196
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered sales of Equity Securities

Effective April 1, 2012, we entered into a consulting agreement with Robert B. Reynolds Jr., wherein Mr. Reynolds has agreed to provide, among other things, consulting services to the Company for a period of 12 months. In consideration for agreeing to provide such consulting services, we have agreed to issue to Mr. Reynolds 250,000 shares of our common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

Mr. Robert B. Reynolds Jr. (Age 57)

Appointed:                                      April 4, 2012

There are no arrangements or understandings between Mr. Reynolds and any other person pursuant to which Mr. Reynolds was selected to serve as a director of the Company.

There are no family relationships between Mr. Reynolds and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

Mr. Reynolds had a 31-year career at the Ford Motor Company’s Buffalo Stamping Plant, where as a Journeyman Machine Repairman he headed-up repair projects that involved millions of dollars and required extensive planning and cost control methods. During this time, he was vigorously involved in the United Auto Workers (UAW) Union and at his retirement, Mr. Reynolds ended his union career as Vice President of UAW 897.  During his union involvement years, Mr. Reynolds participated in both local and national negotiations for the UAW.  Starting in 2002, Mr. Reynolds assumed the duties as the Buffalo Stamping Plant hourly coordinator of the “Ford Total Preventative Maintenance” program (FTPM) which included both, local and corporate accountability and responsibilities for all machine and building maintenance. In 2004, Mr. Reynolds was elected to the Hamburg Central School Board, thereby governing a $50 million dollar yearly school budget and actively pursued the State Education Department for enhancements for the school districts.  In 2006, Mr. Reynolds ran for and was elected to the Erie County Legislature and in 2007, retired from Ford Motor Company. As a County Legislator, he was nominated to the chairmanship of the finance and management committee where he administered the county’s $1 billion plus budget for the next 4 years.  In addition, during his time in the legislature, Mr. Reynolds also served on the Cornell Cooperative Extension Board of Directors and the Erie County Soil, Water and Conservation Board of Directors. His major role was overseeing their million dollar budgets and the future planning and expansion for the organizations.  Mr. Reynolds also served as chairman of the Erie County Farmland Protection Board and was appointed to the New York State Governor’s Agricultural Advisory Council in 2008.  Since 1999, he has served as Vice President of United Council Taxpayers Association and recently became Secretary of the Scranton/McKinley Taxpayers Association both, non-profit organizations in the Buffalo, NY area.  Mr. Reynolds graduated from Genesse Community College in 1974 with an Associate of Science degree.  Currently, he is employed at the Board of Elections for the County of Erie.  Mr. Reynolds does not presently serve as a director for any other public companies.

There has been no transaction nor are there any proposed transactions between the registrant and Mr. Reynolds that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The compensatory arrangements for Mr. Reynolds are the issuance of 250,000 shares of the common stock of the Company, in consideration for a one year period from April 1 2012 to March 31, 2013.

Item 8.01 Other Information

On April 2, 2012, as part of a previously closed convertible debenture financing in the amount of $205,000, of which $102,500 ($90,000 net of finance and legal costs) gross was received previously (“Note 1”), a further $102,500 gross ($90,000 net of finance and legal costs) was received (“Note 2”), together the “Notes”.   These Notes are part of a total $700,000 finance contemplated over the next four months, subject to the Company progressing with its planned exploration program and the parties further agreeing to final terms on the remaining $500,000.  Note 1 and Note 2 bear interest at a rate of 8% per annum, and are due within one year of issuance, February 23, 2013, and March 7, 2013, respectively.  The terms on both Notes are identical otherwise.  The Notes may be converted, in whole or in part, into common shares of the Company. The Conversion Price will be sixty-five percent (65%) of the average of the two (2) lowest trading prices during the ten (10) trading days prior to conversion.  For defaults this note is immediately due and payable and subject to a penalty interest rate of twenty percent (20%).  The Notes may be prepaid according to the following schedule: Within ninety (90) days of the date of execution, they may be prepaid for one hundred twenty percent (120%) of face value plus accrued interest. Between ninety (90) and one hundred eighty (180) days from the date of execution, they may be prepaid for one hundred forty percent (140%) of face value plus accrued interest. After one hundred eighty (180) days from the date of execution until the Due Date, the Notes may not be prepaid without written consent from the lender.

The Company has paid a total $20,000 as a cost of finance from the Notes.  Furthermore, the Company is required to grant to the Agent warrants to purchase that number of shares of the Company’s common stock equal to six (6%) percent of the value of such transactions for successful common stock equity raised at 100% of the price at the closing of such transaction for a period of two (2) years, and/or to grant Agent warrants to purchase that number of shares of the Company’s common stock equal to six (6%) percent of the value of such transactions for successful preferred stock, debt, hybrid debt of any kind (convertibles, warrants, etc.) or debt and equity combination raised at 100% of the price at the closing of such transaction for a period of two (2) years. These stocks shall be delivered in cashless exercise and issuable from the investment closing date up to no more than five (5) years from the date and upon exercise thereof shall be fully paid and non-assessable. As of the date of this report, the warrants have not been granted, but are anticipated to be granted this fiscal quarter, and estimated to, in total, provide the right to purchase 240,000 shares of the Company’s stock at a price of $0.05 / share.

Item 9.01 Financial Statements and Exhibits

10.1 Consulting Agreement between the Company and Mr. Reynolds dated April 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: April 17, 2012	By:	/s/ Donald Nicholson
	Name:	Donald Nicholson
`	Title:	President & CEO